Exhibit 99.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

STATE OF GEORGIA

DEPARTMENT OF BANKING AND FINANCE

ATLANTA, GEORGIA

Written Agreement by and among

NEWNAN COWETA BANCSHARES, INC. Newnan, Georgia

NEIGHBORHOOD COMMUNITY BANK
Newnan, Georgia
Docket Nos. 08-018-WA/RB-HC
FEDERAL RESERVE BANK OF ATLANTA	08-018-WA/RB-SM
Atlanta, Georgia and

BANKING COMMISSIONER OF THE STATE OF GEORGIA
Atlanta, Georgia

WHEREAS, in recognition of their common goal to maintain the financial soundness of Newnan Coweta Bancshares, Inc. (“NCB”), Newnan, Georgia, a registered bank holding company, and its subsidiary bank, Neighborhood Community Bank, Newnan, Georgia (the “Bank”), a state chartered bank that is a member of the Federal Reserve System, NCB, the Bank, the Federal Reserve Bank of Atlanta (the “Reserve Bank”), and the Banking Commissioner of the State of Georgia (the “Commissioner”) have mutually agreed to enter into this Written Agreement (the “Agreement”); and

WHEREAS, on August 18, 2008, the boards of directors of the NCB and the Bank, at duly constituted meetings, adopted resolutions authorizing and directing James Van S. Mottola, to enter into this Agreement on behalf of NCB and the Bank, and consenting to compliance by NCB and the Bank and their institution-affiliated parties, as defined in section 3(u) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. § 1813(u)(3)), with each and every applicable provision of this Agreement.

NOW, THEREFORE, NCB, the Bank, the Reserve Bank, and the Commissioner agree as follows:

Board of Directors Oversight

1. Within 60 days of this Agreement, the board of directors of the Bank shall submit to the Reserve Bank and the Commissioner a written plan to strengthen board oversight of the management and operations of the Bank. The plan shall, at a minimum, address, consider, and include:

(a) The actions that the board of directors will take to improve the Bank’s condition and maintain effective control over, and supervision of, the Bank’s senior management and major operations and activities, including, but not limited to, credit risk management, compliance with laws and regulations, and information technology; and

(b) an assessment of the current structure and composition of the board of directors and its committees, and a determination of the structure and composition needed to adequately supervise the affairs of the Bank.

Management and Staffing Review

2. Within 60 days of this Agreement, the board of directors shall complete an assessment of the Bank’s management and staffing needs and the qualifications and performance of all senior Bank management. The primary purpose of the review shall be to aid in the development of a suitable management structure that is adequately staffed by qualified and trained personnel (the “Management Review”). The Management Review shall, at a minimum, address, consider, and include:

(a) The identification of the type and number of officers needed to manage and supervise properly the affairs of the Bank;

(b) a clear and concise description of the required experience for each management position at the Bank; and

(c) an evaluation of each officer to determine whether the individual possesses the ability, experience, and other qualifications required to perform competently present and anticipated duties, including the ability to adhere to applicable laws and regulations and the Bank’s established policies and procedures, restore and maintain the Bank to a safe and sound condition, and comply with the requirements of this Agreement.

3. Upon completion of the assessment, the board of directors shall forward to the Reserve Bank and the Commissioner a written report that includes the findings and conclusions of the assessment and any plans to recruit, hire, or appoint additional or replacement personnel with the requisite ability, experience, and other qualifications to perform competently their assigned duties.

4. In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, the Bank shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (12 C.F.R. §§ 225.71 et seq.).

5. The Bank shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation’s regulations (12 C.F.R. Part 359).

Conflicts of Interest

6. Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Commissioner an acceptable written conflicts of interest policy that shall, at a minimum, apply to all directors and officers of the Bank, address the responsibilities for conduct and the avoidance of conflicts of interest, in particular in the granting of credit and administration of loans to insiders, as defined in Regulation O of the Board of Governors, 12 C.F.R. § 215.2(h), and establish appropriate restrictions for directors and officers when making or voting on a loan or other transaction where there is a financial interest in the transaction.

Lending Practices and Credit Administration

7. Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Commissioner an acceptable written plan to improve loan underwriting and credit administration that, at a minimum, addresses, considers, and includes:

(a) Underwriting standards that are appropriate for each type of loan product offered by the Bank, and include and provide for, at a minimum, documented analysis of the borrower’s repayment source, creditworthiness, and global cash flow and debt service capacity;

(b) credit administration procedures that require:

(i)	the maintenance of credit files that adequately update and document the borrower’s current financial condition;

(ii)	the assessment of the fair value of the Bank’s loans and recognition of losses when appropriate;

(iii)	the periodic submission by borrowers of current financial statements;

(iv)	procedures for exceptions to the Bank’s loan policies, including required documentation by the account officer and approval by the board of directors;

(v)	the establishment of an effective and accurate internal risk rating system independent of the loan production operations and consistent with regulatory guidance; and

(c) measures to address the lending practices and credit administration deficiencies noted in the report of the findings from the examination of the Bank conducted by the Georgia Department of Banking and Finance dated February 4, 2008 (the “Report of Examination”).

Credit Concentrations

8. Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Commissioner acceptable written policies and procedures to manage the Bank’s credit concentrations. The policies and procedures shall be consistent with the Interagency Statement on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices, dated January 4, 2007 (SR 07- 01), and shall, at a minimum, address, consider, and include:

(a) Establishment of concentration of credit limits by types of loans and geographic locations;

(b) ongoing risk assessments to identify, measure, monitor, and control asset concentrations;

(c) contingency planning in light of changing market conditions;

(d) periodic reporting to the board of directors regarding concentrations of credit and the measures taken by the Bank to control concentrations; and

(e) measures to address the criticisms regarding concentrations of credit noted in the Report of Examination.

Asset Improvement

9. (a) The Bank shall not, directly or indirectly, extend or renew any credit to or for the benefit of any borrower, including any related interest of the borrower, whose extension of credit has been charged off by the Bank, classified, in whole or in part, “loss,” “substandard,” or “doubtful” in the Report of Examination or in any subsequent report of examination, and is uncollected, without the prior approval of the board of directors, who shall document in writing the reasons for the extension of credit or renewal, specifically certifying that: (i) the extension of credit is necessary to protect the Bank’s interest in the ultimate collection of the credit already granted or (ii) the extension of credit is in full compliance with the Bank’s written loan policy, is adequately secured, and a thorough credit analysis has been performed indicating that the extension or renewal is reasonable and justified, all necessary loan documentation has been properly and accurately prepared and filed, the extension of credit will not impair the Bank’s interest in obtaining repayment of the already outstanding credit, and the board of directors reasonably believes that the extension of credit or renewal will be repaid according to its terms. The written certification shall be made a part of the minutes of the board of directors meetings, and a copy of the signed certification, together with the credit analysis and related information that was used in the determination, shall be retained by the Bank in the borrower’s credit file for subsequent supervisory review.

(b) For purposes of this Agreement, the term “related interest” is defined as set forth in section 215.2(n) of Regulation O of the Board of Governors (12 C.F.R. § 215.2(n)).

10. (a) Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Commissioner an acceptable written plan designed to improve the Bank’s position through repayment, amortization, liquidation, additional collateral, or other means on each loan or other asset in excess of $500,000, including other real estate owned (“OREO”), that (i) is past due as to principal or interest more than 90 days as of the date of this Agreement; (ii) is on the Bank’s problem loan list; or (iii) was adversely classified in the Report of Examination.

(b) Within 30 days of the date that any additional loan or other asset in excess of $500,000, including OREO, becomes past due as to principal or interest for more than 90 days, is on the Bank’s problem loan list, or is adversely classified in any subsequent report of examination of the Bank, the Bank shall submit to the Reserve Bank and the Commissioner an acceptable written plan to improve the Bank’s position on such loan or asset.

(c) The plan for each loan or other asset shall, at a minimum, include:

(i)	The current status of the loan or other asset, including book and nonbook carrying value, and the nature and value of supporting collateral;

(ii)	proposed actions to improve, reduce, or eliminate the loan or other asset, time frames for such actions, and projected balance owing and value of any anticipated additional collateral; and

(iii)	where appropriate, the borrower’s acknowledgement of and response to the plan.

(d) Within 30 days after the end of each calendar quarter thereafter, the Bank shall submit to the Reserve Bank and the Commissioner a written progress report to update each asset improvement plan, along with a copy of the Bank’s current problem loan list, extension report, past due/non-accrual report, and OREO report.

11. Within 60 days of this Agreement, the Bank shall correct the cited deficiencies in the loans listed for “Special Mention” in the Report of Examination.

12. Within 30 days of this Agreement, the Bank shall submit an acceptable written plan to the Reserve Bank and the Commissioner to reduce over the next 24 months the Bank’s aggregate total of assets classified “Substandard” and “Doubtful” in the Report of Examination.

Allowance for Loan and Lease Losses

13. Within 10 days of this Agreement, the Bank shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified “loss” in the Report of Examination that have not been previously collected in full or charged off. Thereafter, the Bank shall, within 30 days from the receipt of any federal or state report of examination, charge off all assets classified “loss” unless otherwise approved in writing by the Reserve Bank and the Commissioner.

14. (a) Within 60 days of this Agreement, the Bank shall review and revise its ALLL methodology consistent with relevant supervisory guidance, including the Interagency Policy Statements on the Allowance for Loan and Lease Losses, dated July 2, 2001 and December 13, 2006, and the findings and recommendations regarding the ALLL set forth in the Report of Examination, and submit a description of the revised methodology to the Reserve Bank and the Commissioner. The revised ALLL methodology shall be designed to maintain an adequate ALLL and shall address, consider, and include, at a minimum, the reliability of the Bank’s loan grading system, the volume of criticized loans, concentrations of credit, the current level of past due and nonperforming loans, past loan loss experience, evaluation of probable losses in the Bank’s loan portfolio, including adversely classified loans, and the impact of market conditions on loan and collateral valuations and collectibility.

(b) Within 60 days of this Agreement, the Bank shall adopt a written program for the maintenance of an adequate ALLL. The program shall include policies and procedures to ensure adherence to the revised ALLL methodology and provide for periodic reviews and updates to the ALLL methodology, as appropriate. The program shall also provide for a review of the ALLL by the board of directors on at least a quarterly calendar basis. Any deficiency found in the ALLL shall be remedied in the quarter it is discovered, prior to the filing of the Consolidated Reports of Condition and Income, by additional provisions. The board of directors shall maintain written documentation of its review, including the factors considered and conclusions reached by the Bank in determining the adequacy of the ALLL. During the term of this Agreement, the Bank shall submit to the Reserve Bank and the Commissioner, within 30 days after the end of each calendar quarter, a written report regarding the board of directors’ quarterly review of the ALLL and a description of any changes to the methodology used in determining the amount of ALLL for that quarter.

Capital Plan

15. Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Commissioner an acceptable written plan to maintain a sufficient capital position at the Bank. The plan shall, at a minimum, address, consider, and include the Bank’s current and future capital requirements, including:

(a) Compliance with the Capital Adequacy Guidelines for State Member Banks: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and B of Regulation H of the Board of Governors (12 C.F.R. Part 208, App. A and B) and the Statement of Policies of the Department of Banking;

(b) the volume of adversely classified assets;

(c) the adequacy of the loan loss reserve;

(d) any planned asset growth;

(e) the anticipated level of retained earnings;

(f) anticipated and contingent liquidity needs; and

(g) the source and timing of additional funds to fulfill the future capital and loan loss reserve needs of the Bank.

16. Notwithstanding any other provision of this Agreement, from the effective date of this Agreement the Bank shall achieve and at all times thereafter maintain its leverage ratio at a level of no less than 7.00 percent.

17. The Bank’s board of directors shall monitor and review the sufficiency of the Bank’s capital position on a monthly basis and shall reflect such reviews in the minutes of the board of directors’ meetings.

Earnings Plan and Budget

18. (a) Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Commissioner a written business plan for improving the Bank’s earnings. The plan, at a minimum, shall provide for or describe:

(i) a realistic and comprehensive budget for the remainder of calendar year 2008, including income statement and balance sheet projections;

(ii) a description of the operating assumptions that form the basis for, and adequately support, major projected income, expense, and balance sheet components; and

(iii) a budget review process incorporating the use of pro forma income statements in the analysis of budgeted versus actual income and expenses.

(b) During the term of this Agreement, a business plan and budget for each calendar year subsequent to 2008 shall be submitted to the Reserve Bank and the Commissioner at least 30 days prior to the beginning of that calendar year.

Dividends

19. (a) The Bank shall not declare or pay any dividends without the prior written approval of the Reserve Bank, the Director of Banking Supervision and Regulation of the Board of Governors (the “Director”), and the Commissioner.

(b) Any request to declare or pay dividends must be consistent with the Board of Governors’ Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at pages 4-323) and the Georgia Department of Banking and Finance Statement of Policies. All requests for prior approval shall be received by the Reserve Bank and the Commissioner at least 30 days prior to the proposed dividend declaration date and shall contain, but not be limited to, current and projected information on earnings, cash flow, capital, asset quality, and loan loss reserve needs of the Bank.

(c) NCB shall not take dividends or any other form of payment representing a reduction in capital from the Bank without the prior approval of the Reserve Bank and the Commissioner.

(d) NCB shall not declare or pay any dividends unless such declaration or payment is consistent with the Board of Governors’ Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323). During the term of this Agreement, NCB shall also not declare or pay any dividends without the prior written approval of the Reserve Bank, the Director, and the Commissioner.

(e) NCB shall not make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities without the prior written consent of the Reserve Bank, the Director, and the Commissioner. (see, Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure, appendix A of Regulation Y of the Board of Governors (12 C.F.R. Part 225 (Appendix A, section II.A.1.c.iv)).

(f) All requests for prior approval by NCB shall be received at least thirty days prior to the proposed dividend declaration date, proposed distributions on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, but not be limited to, current and projected information on consolidated earnings; the cash flow, capital, asset quality, and loan loss reserve needs of the Bank; identification of the sources of funds for the proposed payment or distribution; and whether the Bank’s federal and state regulators have approved the dividend payment to NCB. The Reserve Bank, the Director, and the Commissioner will determine whether to approve the request to pay dividends or make distributions pursuant to Federal Reserve policy, including, but not limited to, the proposed payment’s impact on NCB’s continued ability to serve as a source of financial strength to the Bank.

Strategic Plan

20. Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Commissioner a revised written Strategic Plan that, at a minimum, establishes short and long term goals designed to improve the condition of the Bank and a description of how the Bank’s board of directors and senior management intend to achieve the stated objectives.

Compliance with Laws and Regulations

21. The Bank shall immediately take all steps to correct all violations of laws and regulations noted in the Report of Examination. In addition, the board of directors shall take all necessary steps to ensure future compliance with all applicable laws and regulations.

Information Technology

22. The Bank shall immediately take steps to correct the information technology deficiencies noted in the Report of Examination, including but not limited to, section 501(b) of the Gramm-Leach Bliley Act and 12 C.F.R. Part 208 (Appendix D-2).

Approval and Implementation of Plans, Policies, and Procedures

23. (a) Within 15 days of this Agreement, the board of directors shall appoint a compliance committee (the “Compliance Committee”) to monitor and coordinate the Bank’s compliance with the provisions of this Agreement. The Compliance Committee shall be comprised of at least three outside directors who are not executive officers or principal shareholders of the Bank, as defined in sections 215.2(e)(1) and 215.2(m)(1) of Regulation O of the Board of Governors (12 C.F.R. §§ 215.2(e)(1) and 215.2(m)(1)). At a minimum, the Compliance Committee shall meet at least monthly, shall keep detailed minutes of each meeting, and shall report its findings to the board of directors.

(b) Within 30 days after the end of each calendar quarter following the date of this Agreement, the Bank shall submit to the Reserve Bank and the Commissioner written progress reports detailing the form and manner of all actions taken to secure compliance with this Agreement and the results thereof. The Reserve Bank and the Commissioner may, in writing, modify the reporting schedule or discontinue the requirement for progress reports.

24. (a) The Bank shall submit written plans, policies, and procedures that are acceptable to the Reserve Bank and the Commissioner within the applicable time periods set forth in paragraphs 6, 7, 8, 10, 12, and 15 of this Agreement.

(b) Within 30 days of approval by the Reserve Bank and the Commissioner, the Bank shall adopt the approved plans, policies and procedures. Upon adoption, the Bank shall implement the approved plans, policies and procedures and thereafter fully comply with them.

(c) During the term of this Agreement, the approved plans, policies, and procedures, shall not be amended or rescinded without the prior written approval of the Reserve Bank and the Commissioner.

Communications

25. All communications regarding this Agreement shall be sent to:

(a)	Mr. Robert D. Hawkins

Assistant Vice President

Federal Reserve Bank of Atlanta

1000 Peachtree St., N.E.

Atlanta, Georgia 30309-4470

(b)	Mr. Robert M. Braswell

Commissioner

Department of Banking and Finance

2900 Brandywine Road

Suite 200

Atlanta, Georgia 30341

(c)	James Van S. Mottola

Chairman

Newnan Coweta Bancshares, Inc.

Neighborhood Community Bank

145 Millard Farmer Industrial Boulevard

Newnan, GA 30263

(d)	James Van S. Mottola

Chairman

Neighborhood Community Bank

145 Millard Farmer Industrial Boulevard

Newnan, GA 30263

Miscellaneous

26. Notwithstanding any provision of this Agreement, the Reserve Bank and the Commissioner may, in their sole discretion, grant written extensions of time to the Bank to comply with any provision of this Agreement.

27. The provisions of this Agreement shall be binding upon NCB, the Bank and their institution-affiliated parties, in their capacities as such, and their successors and assigns.

28. Each provision of this Agreement shall remain effective and enforceable until jointly stayed, modified, terminated, or suspended in writing by the Reserve Bank and the Commissioner.

29. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, the Commissioner, or any other federal or state agency from taking any other action affecting NCB, the Bank or any of their current or former institution-affiliated parties and their successors and assigns.

30. Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

31. This Agreement is issued by the Commissioner under section 7-1-91(d) of the Financial Institutions Code of Georgia.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 2nd day of September, 2008.

NEWNAN COWETA BANCSHARES, INC.		FEDERAL RESERVE BANK OF ATLANTA

By:	/s/ James Van S. Mottola	By:	/s/ Robert D. Hawkins
	James Van S. Mottola Chairman		Robert D. Hawkins Assistant Vice President

NEIGHBORHOOD COMMUNITY BANK		BANKING COMMISSIONER OF THE STATE OF GEORGIA

By:	/s/ James Van S. Mottola	By:	/s/ Robert M. Braswell
	James Van S. Mottola Chairman		Robert M. Braswell Commissioner

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